                                                                  EXHIBIT 4.4


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                            INTEREST ESCROW AGREEMENT


                                      Among


                              THE BANK OF NEW YORK
                               (as "Escrow Agent")


                              THE BANK OF NEW YORK
                      (as "Trustee" and "Collateral Agent")


                                       and


                        DIGITAL TELEVISION SERVICES, LLC

                                       and

                                DTS CAPITAL, INC.
                                 (as "Issuers")




                                  July 30, 1997




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                            INTEREST ESCROW AGREEMENT


         This INTEREST ESCROW AGREEMENT ("Agreement"), dated as of July 30, 1997, by and among THE BANK OF NEW YORK, as escrow agent ("Escrow Agent"), and THE BANK OF NEW YORK as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) and as collateral agent for the benefit of the holders of the Notes under the Security Agreement (in such capacities, the "Trustee"), and DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company, and DTS CAPITAL, INC., a Delaware corporation (the "Issuers").

                                    RECITALS

         A. Pursuant to that certain Indenture dated as of July 30, 1997, by and among the Issuers and the Trustee (the "Indenture"), the Issuers have issued $155,000,000 aggregate principal amount of their 12 1/2% Senior Subordinated Notes due 2007 ("Notes").

         B. As security for their obligations to repay the Notes, the Issuers have executed and delivered to the Trustee, in addition to the Indenture, the Security Agreement, in which the Issuers grant to the Trustee a security interest in the Collateral (as defined in the Indenture).

         C. The parties have entered into this Agreement to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Interest Escrow Account (as defined herein).

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meaning given in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

                  "Acceptable Replacement Escrow Agent" means a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  "Affiliates" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Available Funds" means (a) the sum of (i) the Initial Escrow Amount and (ii) interest earned or dividends paid on the funds in the Interest Escrow Account (including holdings of Marketable Securities), less (b) the aggregate disbursements previously made pursuant to this Agreement.

                  "Escrow Agent" has the meaning set forth in the preamble to this Agreement.

                  "Escrow Account Statement" shall have the meaning given in
Section 2(g).

                  "Initial Escrow Amount" means $38,750,000 million.

                  "Interest Escrow Account" means the escrow account established pursuant to Section 2.

                  "Interest Payment Date" means August 1 and February 1 of each year, commencing on February 1, 1998 until August 1, 1999 (or if any such day is not a Business Day the next succeeding Business Day).

                  "Issue Date" means July 30, 1997.

                  "Payment Notice and Disbursement Request" means a notice sent by the Trustee to the Escrow Agent requesting a disbursement of funds from the Interest Escrow Account, in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of the Trustee.

         2. Interest Escrow Account, Escrow Agent.

         (a) Appointment of Escrow Agent. The Issuers and the Trustee at the direction of the Issuers, hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement. The term "Escrow Agent" shall be deemed to include any substitute escrow agent pursuant to Section 2(f).

         (b) Establishment of Interest Escrow Account. Concurrently with the execution and delivery hereof, Escrow Agent shall establish the Interest Escrow Account at its office at 101 Barclay Street, Floor 21W, New York, New York 10286. Subject to the security interest granted therein for the benefit of the Trustee, and subject to the other terms and conditions of this Agreement, all funds accepted by Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee for the ratable benefit of the holders of the Notes. All such funds shall be held in the Interest Escrow Account until disbursed in accordance with the terms hereof. The Interest Escrow Account, the funds held therein and any Marketable Securities held by the Escrow Agent shall be under the sole dominion and control of Escrow Agent and the Trustee for the ratable benefit of the holders of the Notes, and all such funds shall


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be held by the Escrow Agent separate and apart from all other funds of or held by the Escrow Agent. Concurrently with the execution and delivery hereof, the Issuers shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Interest Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount.

         (c) Escrow Agent Compensation.

                  i. Escrow Agent shall be compensated pursuant to a separate agreement between the Issuers and Escrow Agent.

                  ii. Escrow Agent shall be entitled to disburse from the Interest Escrow Account all amounts due to Escrow Agent as compensation for services to be performed by Escrow Agent under this Agreement (as determined by agreement with the Issuers pursuant to this Section 2(c)(ii)). The final payment pursuant to this Section 2(c)(ii) shall be prorated if for a partial month.

         (d) Investment of Funds in Interest Escrow Account. Funds deposited in the Interest Escrow Account shall be invested and reinvested by the Escrow Agent upon the following terms and conditions:

                  i. Acceptable Investments. Funds deposited in the Interest Escrow Account shall initially be invested as directed in writing by the Issuers in Marketable Securities which the Issuers reasonably determine at such time will produce without reinvestment of the funds so deposited or reinvestment of income produced by such Marketable Securities and without further deposit by the Issuers, funds sufficient to cover all interest due on the outstanding Notes, as such interest becomes due, for each Interest Payment Date occurring from the Issue Date and ending on (and including) August 1, 1999. The Escrow Agent shall have no responsibility for determining whether funds held in the Interest Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (i).

                ii. Security Interest in Investments. No investment of funds in the Interest Escrow Account shall be made unless the Issuers have certified to Escrow Agent upon advice of legal counsel that, upon such investment, the Trustee will have a first perfected security interest in the applicable investment (such advice of legal counsel relating solely to the manner of perfecting a security interest in a particular type of investment, but not to whether such perfection has been achieved in the instance). A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. When and if the Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), on such date and on each anniversary of such date until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an opinion of counsel to the Issuers, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the TIA.



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                  iii. Interest and Dividends. All interest earned and dividends paid on funds invested in such Marketable Securities shall be deposited in the Interest Escrow Account for the exclusive benefit of the Trustee for the ratable benefit of the holders of the Notes and shall be reinvested in accordance with the terms hereof at the Issuers' written instruction and subject to disbursement as provided herein.

         (e) Limitation on Escrow Agent's Responsibilities.

                  i. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and are purely ministerial in nature. Escrow Agent shall not be subject to, or obligated to recognize, any other agreement to which the Issuers, the Trustee, or either of them may be a party. References in this Agreement to any such agreement are for identification and definitional purposes only.

                  ii. Escrow Agent shall have no obligation with respect to the Interest Escrow Account other than to follow faithfully instructions contained in this Agreement or delivered to Escrow Agent in accordance with this Agreement. Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt, or other paper or document ("Instructions") that it believes in good faith to be genuine and what it purports to be. Escrow Agent shall be subject to no liability with respect to the form, execution, or validity of any such Instruction. The Escrow Agent shall not be liable for verifying the accuracy of any certifications made by the Issuers in any Payment Notice and Disbursement Request.

                  iii. Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for doing anything which, in good faith, it may do or refrain from doing in connection with the Interest Escrow Account, except in each case in the event of Escrow Agent's gross negligence or wilful misconduct.

         (f) Substitution of Escrow Agent.

                  i. The Issuers shall have the right to cause Escrow Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder (provided such substitute escrow agent is an Acceptable Replacement Escrow Agent), upon the expiration of 30 days following delivery of written notice of substitution to Escrow Agent and the Trustee. Upon selection of such substitute escrow agent, such substitute escrow agent and the parties hereto other than the substituted escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, Escrow Agent shall be relieved of its duties and obligations to perform hereunder, except that Escrow Agent shall transfer to the substitute escrow agent upon request therefor all assets held in the Escrow Account and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such assets or this Agreement.

                  ii. Escrow Agent, or any substitute escrow agent, may at any time resign and be discharged of its duties and obligations under this Agreement by giving at least 30 days' notice to the Issuers and the Trustee. The Issuers shall appoint a substitute escrow


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         agent (provided such substitute escrow agent shall be an Acceptable
         Replacement Escrow Agent) within such 30 day period and such substitute escrow agent and the parties hereto (other than the resigning Escrow Agent) shall enter into an agreement substantially identical to this Agreement.

                  iii. If the Issuers fail to appoint a substitute escrow agent as required under paragraph (ii) above, Escrow Agent shall deliver all assets held in the Escrow Account and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such assets or this Agreement to a substitute escrow agent (provided such substitute escrow agent shall be an Acceptable Replacement Escrow Agent) of either its choosing or as appointed by a court upon application therefor.

                  iv. Escrow Agent shall be discharged from any further duties under this Agreement upon its transfer of the assets held in the Escrow Account and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such assets or this Agreement to an Acceptable Replacement Escrow Agent.

         (g) Interest Escrow Account Statement. At least 30 days prior to each Interest Payment Date, the Escrow Agent shall deliver to the Issuers and the Trustee a statement setting forth with reasonable particularity the Collateral then held by the Escrow Agent, and the manner in which such funds are invested (the "Escrow Account Statement"). The books and records of the Escrow Agent with respect to the Interest Escrow Account shall be available upon written request by the Trustee and the Issuers or their respective representatives. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Interest Escrow Account (including the holdings of all Marketable Securities) is reduced to zero, Escrow Agent shall deliver to the Issuers and to the Trustee a notice that the balance in the Interest Escrow Account has been reduced to zero.

         (h) Other Powers of Escrow Agent.

                  i. Escrow Agent may register any investments held in the Interest Escrow Account in its nominee name without increase or decrease of liability.

                  ii. Escrow Agent may consult with and obtain advice from legal counsel of its selection in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any of Escrow Agent's duties under this Agreement, and Escrow Agent shall incur no liability in acting in good faith in accordance with the advice of such counsel. The fees and expenses for consultation with a single firm of attorneys shall be a proper expense chargeable to the Interest Escrow Account without a Payment Notice and Disbursement Request, provided that Escrow Agent provides the Issuers with prior written notice of any such charge.

         (i) Incumbency Certificate. The Issuers and the Trustee each shall provide a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide from time to time instructions relating to the Interest Escrow Account or to execute documents to be provided to Escrow Agent. The Issuers and the Trustee also shall promptly notify Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the


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accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 2(i) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

         3. Disbursements.

         (a) Disbursements. At least three (3) Business Days prior to an Interest Payment Date, the Trustee shall submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto and the Escrow Agent shall, prior to 10:00 A.M. New York City time on the Interest Payment Date for which the completed Payment Notice and Disbursement Request was submitted, disburse the funds requested to the Paying Agent for the benefit of the Holders of the Notes, or if either of the Issuers or the Escrow Agent is the Paying Agent, to the Holders of the Notes. The Escrow Agent shall notify the Trustee and the Issuers as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor.

         (b) Retired Notes. In the event that a portion of the Notes has been retired by the Issuers and submitted to the Trustee for cancellation and there is no Default or Event of Default under the Indenture, funds representing the lesser of (i) the excess of the then Available Funds over the amount sufficient to pay interest through and including August 1, 1999 on the Notes not so retired and (ii) the interest payments which have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on August 1, 1999 shall, upon written request of the Trustee to the Escrow Agent, be paid to the Issuers. The Trustee shall provide such notice to the Escrow Agent (A) upon receipt of notice of similar effect from the Issuers (which notice from the Issuers shall set forth the calculations to determine such lesser amount) and (B) upon compliance with the release of collateral provisions of the TIA to the extent required by the Indenture.

         (c) Excess Amounts.

                  i. At any time on or before five business days after the date hereof, the Issuers may instruct the Trustee in writing (and the Trustee shall instruct the Escrow Agent) to disburse to, and (upon receipt of such written instruction) the Escrow Agent shall disburse to, the Issuers an amount equal to the excess of (A) the Available Funds at such time over (B) an amount equal to the funds that are sufficient to pay interest on the Notes through and including August 1, 1999 (after giving effect to the investment of funds in accordance herewith), such disbursement to be conditioned upon the receipt by the Issuers of the opinion contemplated by Section 14.01 of the Indenture.

                  ii. At such time as all interest due on the Notes through and including August 1, 1999 has been paid to the Holders thereof pursuant to the Indenture and in accordance herewith, the Escrow Agent shall disburse all remaining funds in the Interest Escrow Account to the Issuers. The Trustee shall provide notice to the Escrow Agent to such effect upon receipt of notice from the Issuers after the


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         time all interest due on the Notes through and including August 1, 1999 has been paid to the Holders.

         4. Escrow Agent. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Issuers or the Trustee; (b) the Escrow Agent shall have no responsibility to the Issuers or the holders of the Notes or the Trustee from time to time as a consequence of performance or nonperformance by the Escrow Agent hereunder, except for any gross negligence or wilful misconduct of the Escrow Agent; (c) the Issuers shall remain solely responsible for all aspects of the Issuers' business and conduct; and (d) the Escrow Agent is not obligated to supervise, inspect or inform the Issuers or any third party of any matter referred to above.

         No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Marketable Securities held by it hereunder, including, without limitation any liability for any delay not resulting from gross negligence or wilful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

         The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuers or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (b) of the first paragraph of Section 4) shall not be liable for any action taken or omitted in accordance with such advice.

         The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced


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in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

         No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         5. Indemnity. Each Issuer shall jointly and severally indemnify, hold harmless and defend Escrow Agent and the Trustee, and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from Escrow Agent's and the Trustee's respective performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or wilful misconduct of such indemnified person. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs as incurred from funds available in the Interest Escrow Account.

         6. Instructions to Escrow Agent.

         (a) Each Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to: (i) maintain all of the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature whatsoever now or hereafter existing, in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if Escrow Agent becomes aware that any person other than the Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against the Interest Escrow Account for unpaid fees and expenses); and (iii) immediately disburse all funds held in the Interest Escrow Account to the Trustee and transfer title to all Marketable Securities held by Escrow Agent hereunder to the Trustee upon written notice by the Trustee to Escrow Agent that as a result of an Event of Default under the Indenture, the indebtedness represented by the Notes has been accelerated and has become due and payable.

         (b) Any money and Marketable Securities collected by the Trustee pursuant to Section 6(a)(iii) shall be applied as provided in Section 6.10 of the Indenture.

         (c) Upon demand, the Issuers will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee will take all necessary action within its power to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

         (d) Each Issuer hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which such Issuer is obligated hereto to do, except that the Trustee shall not direct the investment of any monies on deposit in the Interest Escrow Account, and the


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Trustee may exercise such rights as each Issuer may exercise with respect to the
Collateral and take any action in each Issuer's name to protect the Trustee's security interest hereunder.

         7. Termination. This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Interest Escrow Account (including the proceeds of any Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Indenture), provided, however, that the obligations of each Issuer under Section 5 of this Agreement shall survive termination of this Agreement or the resignation or removal of the Escrow Agent; provided, further, however, that until such tenth day, the Issuers will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

         8. Miscellaneous.

         (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

         (b) Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

         (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

         (d) Benefit. The parties hereto, the holders of the Notes and their permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

         (e) Time. Time is of the essence in each provision of this Agreement of which time is an element.

         (f) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

         (g) Entire Agreement; Amendments. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior


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agreements, understandings and commitments, whether oral or written. This
Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

         (h) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received:
(i) on the day of hand delivery; (ii) upon confirmation when sent by facsimile transmission; (iii) on the next business day after the day sent when sent by overnight mail; or (iv) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

                  To Escrow Agent:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286
                  Attention:  Corporate Trust Trustee Administration

                  To the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286
                  Attention:  Corporate Trust Trustee Administration

                  To the Issuers:

                  Digital Television Services, LLC
                  880 Holcomb Bridge Road
                  Building C-200
                  Roswell, Georgia  30076
                  Attention:  Chief Financial Officer

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (j) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (k) Authority of the Issuers; Valid and Binding Agreement. Each Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of such Issuer. The execution, delivery and performance of this Agreement by such Issuer does not violate any


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applicable law or regulation to which such Issuer is subject and does not require the consent of any governmental or other regulatory body to which such Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect.

         (l) Authority of the Escrow Agent and the Trustee; Valid and Binding Agreement. Each of the Escrow Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

         IN WITNESS WHEREOF, the parties have executed and delivered this Interest Escrow Agreement as of the date first above written.


ESCROW AGENT:                                   THE BANK OF NEW YORK


                                                By:  /s/
                                                   ---------------------------
                                                   Name:
                                                   Title:


TRUSTEE AND
COLLATERAL AGENT:                               THE BANK OF NEW YORK


                                                By:  /s/
                                                   ---------------------------
                                                   Name:
                                                   Title:


ISSUERS:                                        DIGITAL TELEVISION SERVICES, LLC


                                                By: DTS Management, LLC,
                                                    its manager


                                                By:  /s/
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                DTS CAPITAL, INC.


                                                By:  /s/
                                                   ---------------------------
                                                   Name:
                                                   Title:


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




                                    Exhibit A

                 Form of Payment Notice and Disbursement Request

                [Letterhead of the Trustee and Collateral Agent]

                                     [Date]

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286

Attention:  Corporate Trust Trustee Administration

                                        Re:  Disbursement Request No. ___
                                             [indicate whether revised]

Ladies and Gentlemen:

                                    We refer to the Interest Escrow Agreement
("Escrow Agreement") dated as of July 30, 1997 by and among The Bank of New York, as Trustee and Collateral Agent, The Bank of New York as Escrow Agent, and Digital Television Services, LLC, a Delaware limited liability company, and DTS Capital, Inc., a Delaware corporation (the "Issuers"). Unless otherwise specified, capitalized terms used herein shall have the respective meanings given in the Escrow Agreement.

                                    This letter constitutes a Payment Notice and
Disbursement Request under the Escrow Agreement.

                                    [Choose one of the following, as applicable]

                                    [The undersigned hereby notifies you that a
scheduled interest payment in the amount of $_________ will become due on ___________, 199_ and requests a disbursement of funds contained in the Interest Escrow Account in such amount to the Paying Agent or the Holders of the Notes pursuant to Section 3(a) of the Escrow Agreement.]

                                    [The undersigned hereby notifies you that
Notes equaling $_________ in aggregate principal amount have been retired and authorizes you to release $________ of funds in the Interest Escrow Account to the Issuers (to an account designated by the Issuers in writing), which amount represents the amount permitted to be released in accordance with Section 3(b) of the Escrow Agreement.] [Note: In the event any of the Notes are to be redeemed or purchased other than on an Interest Payment Date, the Payment Notice may also request payment from the Interest Escrow Account of accrued interest on such Notes to the Redemption Date or Purchase Date.]



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                                    [The undersigned hereby notifies you that
all amounts due on the Notes up to and through August 1, 1999 have been paid in accordance with the Indenture (as defined in the Escrow Agreement) and authorizes you to release to the Issuers all remaining assets contained in the Interest Escrow Account.]

                                    [In accordance with Section 6(a)(iii) of the
Escrow Agreement, the undersigned hereby notifies you that there has been an acceleration of the maturity of the Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Interest Escrow Account to the Trustee such that the balance in the Interest Escrow Account is reduced to zero.]

                                    In connection with the requested
disbursement, the undersigned hereby notifies you that [Insert one or more of the following if applicable]:

                                             1. [The Notes have not, as a result
                                    of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

                                             2. All prior disbursements to the
                                    Trustee from the Interest Escrow Account have been applied.

                                             3. [Add wire instructions for
                                    payment to Trustee (if different from Escrow
                                    Agent).]

                                    The Escrow Agent is entitled to rely on the
foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.


                                           THE BANK OF NEW YORK,
                                            as Trustee and Collateral Agent


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:




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